Exhibit 4.1

SIXTH SUPPLEMENTAL INDENTURE

This SIXTH SUPPLEMENTAL INDENTURE, dated as of March 5, 2025 (this “Sixth Supplemental Indenture”), is by and between NUCOR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to U.S. Bank National Association), a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, pursuant to the Indenture, dated as of August 19, 2014 (the “Original Indenture”), between the Company and the Trustee, the Company may from time to time issue Debt Securities (as defined in the Original Indenture) in one or more series, bearing such rates of interest, if any, maturing at such time or times and having such other provisions as shall be fixed as hereinafter provided;

WHEREAS, Sections 2.01, 2.02, 11.01(b), 11.01(f) and 11.01(g) of the Original Indenture provide that the Company and the Trustee may, without the consent of any Holders (as defined in the Original Indenture) of Debt Securities, enter into indentures supplemental to the Original Indenture for the purpose of establishing the form and terms of Debt Securities of any series, adding, changing or eliminating provisions of the Original Indenture (subject to certain limitations provided therein) and adding to the covenants of the Company for the benefit of such series;

WHEREAS, the Company entered into a First Supplemental Indenture on April 26, 2018, a Second Supplemental Indenture on May 22, 2020, a Third Supplemental Indenture on December 7, 2020, a Fourth Supplemental Indenture on March 11, 2022 and a Fifth Supplemental Indenture on May 23, 2022, each amending or supplementing the Original Indenture (together, the “Indenture”);

WHEREAS, the Company deems it advisable and in its best interests to issue and sell $500,000,000 aggregate principal amount of its 4.650% Notes due 2030 (the “2030 Notes”) and $500,000,000 aggregate principal amount of its 5.100% Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of an indenture in the form of this Sixth Supplemental Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, the Notes, and all things necessary to make this Sixth Supplemental Indenture a legal, binding and enforceable agreement have been done and performed;

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any authenticating agent and issued upon the terms and subject to the conditions of the Indenture against payment therefor, the valid, binding and legal obligations of the Company have been done and performed;

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the promises and of the acceptance and purchase of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the benefit of all the present and future Holders of the Notes, as follows:

Section 1. Definitions. Terms used in this Sixth Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Indenture. As used in this Sixth Supplemental Indenture, the following terms shall have the meanings indicated below:

“Attributable Debt” means the present value (discounted in accordance with a method of discounting which for financial reporting purposes is consistent with generally accepted accounting principles but at a discount rate of not less than 10% per annum, compounded annually) of the rental payments during the remaining term of any Sale and Leaseback Transaction for which the lessee is obligated (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and for contingent rents (such as those based on sales). In case of any Sale and Leaseback Transaction which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in New York City (or other city in which the corporate trust office of the Trustee is located) are authorized by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares; (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries); or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(1) immediately following that transaction, the direct or indirect holders of the Voting Stock of such holding company are substantially the same as the holders of Voting Stock of the Company immediately prior to that transaction or (2) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth in the Company’s most recent consolidated balance sheet.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date the Notes were issued or (ii) was nominated for election, elected or appointed to the Board of Directors by or with the approval (given either before or after such member’s nomination, election or appointment) of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Company in which such member was named as a nominee for election as a director, without objection to such nomination).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from such date but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) any indebtedness for borrowed money which may be payable from the proceeds under or pursuant to an agreement to provide borrowings with a maturity of more than 12 months from the date as of which the amount thereof is to be determined.

“Global Note” means a Note issued in global form and deposited with or on behalf of the Depositary, substantially in the form of the Note attached hereto as Exhibit A in respect of the 2030 Notes and substantially in the form of the Note attached hereto as Exhibit B in respect of the 2035 Notes.

“Indebtedness” means, as to any corporation or other Person, all indebtedness for money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or other Person or for which such corporation or other Person is otherwise responsible or liable.

“Investment Grade Rating” means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Lien” means any mortgage, pledge, security interest, lien or other similar encumbrance.

“Moody’s” means Moody’s Investors Service, Inc or any successor thereto.

“Par Call Date” means May 1, 2030 for the 2030 Notes (one month prior to the maturity date of the 2030 Note) and March 1, 2035 for the 2035 Notes (three months prior to the maturity date of the 2035 Notes).

“Principal Property” means (i) any Manufacturing Plant located in the United States, or Manufacturing Equipment located in any such Manufacturing Plant (together with the land on which such plant is erected and fixtures comprising a part thereof), owned or leased on the first date on which a Note is authenticated by the Trustee or thereafter acquired or leased by the Company or any Restricted Subsidiary, and (ii) any Shares issued by, or any interest of the Company or any Subsidiary in, any Restricted Subsidiary, other than (1) any property or Shares or interests the book value of which is less than 1% of Consolidated Net Tangible Assets or (2) any property or Shares or interests which the Board of Directors of the Company determines is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries, as an entirety, or (3) any portion of any property which the Board of Directors of the Company determines not to be of material importance to the use or operation of such property. “Manufacturing Plant” does not include any plant owned or leased jointly or in common with one or more Persons other than the Company and its Restricted Subsidiaries in which the aggregate direct or indirect interest of the Company and its Restricted Subsidiaries does not exceed 50%. “Manufacturing Equipment” means manufacturing equipment in such Manufacturing Plants used directly in the production of the Company’s or any Restricted Subsidiary’s products and does not include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of the Company’s or any Restricted Subsidiary’s products.

“Rating Agencies” means (i) each of Fitch, Moody’s and S&P and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control and (ii) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the United States, other than a Subsidiary primarily engaged in investing in and/or financing the Company’s or any Subsidiary’s or affiliate’s operations outside the United States.

“S&P” means S&P Global Ratings, a division of S&P Global Inc or any successor thereto.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary, whether such Principal Property is now owned or hereafter acquired (except for leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and except for leases of property executed prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction, including any improvements or alterations on real property, or the commencement of commercial operation of such property), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means Indebtedness secured by any Lien upon property (including Shares or Indebtedness issued by or other ownership interests in any Restricted Subsidiary) owned by the Company or any Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means, as to any corporation, all the issued and outstanding equity shares (except for directors’ qualifying shares) of such corporation.

“Sixth Supplemental Indenture” means this Sixth Supplemental Indenture between the Company and the Trustee, as amended and supplemented from time to time.

“Subsidiary” means an entity more than 50% of the outstanding voting interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting interest” in an entity means any equity interest which ordinarily has voting power for the election of directors or their equivalent.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following: (1) The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date; and (2) If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 2. Title, Form, Denomination and Registration of the Notes. The Company hereby creates the 2030 Notes and the 2035 Notes, each as a separate series of its Debt Securities issued pursuant to the Indenture. The 2030 Notes shall be designated as the “4.650% Notes due 2030” and the 2035 Notes shall be designated as the “5.100% Notes due 2035.”

The Company will issue the Notes of each series only in fully registered book-entry form, without interest coupons. The Notes initially will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes and the Trustee’s certificate of authentication thereon shall be, with respect to the 2030 Notes, substantially in the form set forth in Exhibit A hereto and, with respect to the 2035 Notes, substantially in the form set forth in Exhibit B hereto. The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, The Depository Trust Company (“DTC”), any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes of each series will be in fully registered book-entry form represented by one or more Global Notes, without interest coupons, which will be deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee. DTC shall be the Depositary with respect to the Notes.

In connection with any transfer or exchange of beneficial ownership interests in the Global Notes, the aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, pursuant to instructions from the Company in accordance with the Indenture, subject, in each case, to compliance with the rules and procedures of DTC, Euroclear Bank S.A./N.V. and Clearstream Banking, S.A., in each case to the extent applicable.

Global Notes may be exchanged for definitive Notes in registered, certificated form, without interest coupons, only in accordance with the provisions of the Indenture. All Notes in registered, certificated form shall bear and be subject to the applicable restrictive legend set forth on Exhibit A or Exhibit B (as applicable) hereto unless the Company determines otherwise in accordance with applicable law.

With respect to the Notes only, Section 2.02(c) of the Indenture is hereby deleted.

Section 3. Issue, Execution and Authentication. The aggregate principal amount of the 2030 Notes to be issued by the Company and authenticated and delivered under this Sixth Supplemental Indenture is initially limited to $500,000,000 and the aggregate principal amount of the 2035 Notes to be issued by the Company and authenticated and delivered under this Sixth Supplemental Indenture is initially limited to $500,000,000 (in each case, subject to increases or decreases from time to time as contemplated in Section 2).

Notwithstanding the foregoing, after issuance of the Notes, the Company may reopen each series of Notes and issue additional notes from the same series of Notes by Board Resolution without the consent of or notification to any Holder, and any such additional notes will have the same ranking, interest rate, maturity date, redemption rights and other terms as the applicable series of Notes (except the public offering price, date of issuance and, if applicable, the initial interest payment date). Any such additional notes, together with the applicable series of Notes, will be consolidated with and constitute a single series of Debt Securities under the Indenture; provided that, if such additional notes are not fungible with the Notes of the applicable series for U.S. federal income tax purposes, the additional notes will have a separate CUSIP, ISIN, or other identifying number.

Section 4. Principal and Interest Payments; Maturity Date. (a) The 2030 Notes shall bear interest at the rate of 4.650% and the 2035 Notes shall bear interest at the rate of 5.100%, computed based on a 360-day year consisting of twelve 30-day months, from, and including, the date of issuance. Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2025, to the Holders of the Notes as of the close of business on the immediately preceding May 15 and November 15, respectively. The principal amount of the 2030 Notes, together with all accrued and unpaid interest, shall be due and payable in full without further notice or demand on June 1, 2030, unless earlier redeemed, and the principal amount of the 2035 Notes, together with all accrued and unpaid interest, shall be due and payable in full without further notice or demand on June 1, 2035, unless earlier redeemed.

(b) Principal of and premium, if any, and interest on the Notes initially will be payable in accordance with the procedures of DTC and its participants in effect from time to time. The Notes will be exchangeable and transfers of the Notes will be registrable, subject to the limitations provided in the Indenture, at the principal corporate trust office of the Trustee.

(c) If any interest payment date, stated maturity date or earlier redemption date falls on a day other than a Business Day, then the required payment of principal of and premium, if any, and interest may be made on the next succeeding Business Day, as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption date, as the case may be. The Notes will not have the benefit of a sinking fund.

Section 5. Optional Redemption. (a) Prior to May 1, 2030, with respect to the 2030 Notes (one month prior to the maturity date of the 2030 Notes) and March 1, 2035 with respect to the 2035 Notes (three months prior to the maturity date of the 2035 Notes), the Notes will be redeemable, in whole or in part, at the option of the Company, at any time or from time to time, at a redemption price equal to the greater of:

(i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, in the case of the 2030 Notes and 15 basis points, in the case of the 2035 Notes, in each case less (b) interest accrued to, but excluding, the date of redemption, and

(ii) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, to, but excluding, the redemption date.

(b) On or after May 1, 2030, with respect to the 2030 Notes (one month prior to the maturity date of the 2030 Notes) and March 1, 2035 with respect to the 2035 Notes (three months prior to the maturity date of the 2035 Notes), the Notes will be redeemable, in whole or in part, at any time or from time to time, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date.

(c) Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

(d) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(e) In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

(f) Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, the Company may, in its discretion, delay the redemption date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Section 6. Change of Control Offer to Purchase. (a) If a Change of Control Triggering Event occurs, Holders of the Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes, to, but excluding, the purchase date (unless a notice of redemption has been delivered within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed as described above). The Company shall be required to deliver to Holders of the Notes a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. The notice must be delivered within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is delivered.

(b) On the date specified for repurchase of the Notes, the Company shall, to the extent lawful:

(i) accept for purchase all properly tendered Notes or portions of Notes;

(ii) deposit with the paying agent the required payment for all properly tendered Notes or portions of Notes; and

(iii) deliver to the Trustee the repurchased Notes, accompanied by an Officer’s Certificate stating, among other things, the aggregate principal amount of repurchased Notes.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these requirements conflict with the provisions requiring repurchase of the Notes, the Company shall comply with such requirements instead of the repurchase provisions and shall not be considered to have breached its obligations with respect to repurchasing the Notes. Additionally, if an Event of Default exists under the Indenture (which is unrelated to the repurchase provisions of the Notes), including events of default arising with respect to other issues of debt securities, the Company shall not be required to repurchase the Notes notwithstanding these repurchase provisions.

(d) The Company shall not be required to comply with the obligations relating to repurchasing the Notes if a third party instead satisfies them.

Section 7. Events of Default. With respect to the Notes only,

(a) Section 7.01(a) of the Original Indenture is hereby amended by replacing “ten (10) days” with “fifteen (15) days”;

(b) Section 7.01(b) of the Original Indenture is hereby amended and restated as follows: “default in the payment of the principal of or premium (if any) on any of the Debt Securities of such Series, as and when the same shall become due and payable (subject to subsection (c) below) either at maturity, upon redemption, by declaration or otherwise;”; and

(c) Section 7.01(c) of the Original Indenture is hereby amended and restated as follows: “default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the Debt Securities of such Series, as and when the same shall become due and payable;”.

Section 8. Covenants. With respect to the Notes only,

(a) Secured Indebtedness of the Company and Restricted Subsidiaries. So long as any of the Debt Securities remains outstanding, the Company will not, and the Company will not permit any Restricted Subsidiary to, create, assume, issue, guarantee or incur any Secured Indebtedness of the Company or any Restricted Subsidiary unless immediately thereafter the aggregate amount of all Secured Indebtedness (exclusive of certain types of permitted Secured Indebtedness described below), together with the discounted present value of all rentals (not otherwise excluded from the limitation contained in Section 8(b)) due in respect of Sale and Leaseback Transactions, would not exceed 15% of Consolidated Net Tangible Assets, where, for purposes of the calculation, the discounted present value of all rentals does not include rentals to which the covenant discussed in Section 8(b) does not apply; provided, however, the foregoing restriction shall not apply to Secured Indebtedness secured by the following (nor shall Secured Indebtedness secured by the following be included in computing Secured Indebtedness for the purpose of the foregoing restriction):

(i) Liens on property as to which such series of Debt Securities are equally and ratably secured with (or, at the option of the Company, prior to) such Secured Indebtedness;

(ii) Liens on property, including any Shares or Indebtedness, of any entity existing at the time such entity becomes a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such entity becoming a Restricted Subsidiary;

(iii) Liens on property, including any Shares or Indebtedness, existing at the time of acquisition of such property by the Company or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property created upon the acquisition of such property by the Company or a Restricted Subsidiary, or Liens to secure any Secured Indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction (including any improvements, alterations or repairs to existing property) or the commencement of commercial operation of the project of which such property is a part, which Secured Indebtedness is incurred for the purpose of, and the principal amount secured by any such Lien does not exceed the cost of, financing all or any part of the purchase price thereof or construction or improvements, alterations or repairs thereon;

(iv) Liens securing Secured Indebtedness of any Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

(v) Liens on property of an entity existing at the time such entity is merged or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition;

(vi) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof (each, a “governmental authority”), or in favor of any trustee or mortgagee acting on behalf, or for the benefit, of any governmental authorities, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, without limitation, Liens in connection with pollution control, industrial revenue, private activity or similar financing), and any other Liens incurred or assumed in connection with pollution control, industrial revenue, private activity or similar bonds issued by a governmental authority on behalf of the Company or a Restricted Subsidiary;

(vii) Liens existing on the first date on which a Debt Security is authenticated by the Trustee hereunder;

(viii) Liens on any property which is not a Principal Property; and

(ix) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) to (viii), inclusive, provided that the principal amount of the Secured Indebtedness being extended, renewed or replaced shall not be increased.

Notwithstanding the foregoing provisions, the Company and any one or more Restricted Subsidiaries may create, assume, issue, guarantee or incur Secured Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with (a) all other Secured Indebtedness of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Indebtedness secured by Liens permitted under clauses (i) through (ix) above) and (b) all Attributable Debt outstanding pursuant to, and not excluded from this calculation by, Section 8(b), does not at the time exceed 15% of Consolidated Net Tangible Assets.

(b) Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless (A) the sum of (i) the Attributable Debt outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Company and any Restricted Subsidiary after the first date on which a Debt Security is authenticated by the Trustee and (iii) the aggregate of all Secured Indebtedness outstanding (computed without regard to the Secured Indebtedness excluded from the operation of Section 8(a) pursuant to clauses (i) through (ix) thereof and further without regard to Secured Indebtedness of the Company or any Restricted Subsidiary if the Debt Securities are secured equally and ratably with (or prior to) such Secured Indebtedness) does not exceed 15% of Consolidated Net Tangible Assets or (B) an amount equal to the greater of (i) the amount of the net proceeds to the Company or the Restricted Subsidiary entering into such Sale and Leaseback Transaction or (ii) the fair market value of such property, as determined by the Board of Directors (in the case of clause (i) or (ii), after repayment of, or otherwise taking into account, as the case may be, the amount of any Secured Indebtedness secured by a Lien encumbering such property which Secured Indebtedness existed immediately prior to such Sale and Leaseback Transaction) is applied to retirement of Funded Debt within one year after the consummation of such Sale and Leaseback Transaction; provided, however, the covenant contained in this Section 8(b) shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 8(a) or this Section 8(b), Attributable Debt with respect to any Sale and Leaseback Transaction if:

(i) such Sale and Leaseback Transaction is entered into in connection with pollution control, industrial revenue, private activity or similar financing;

(ii) the Company or a Restricted Subsidiary applies an amount equal to the net proceeds (after repayment of any Secured Indebtedness secured by a Lien encumbering such Principal Property which Secured Indebtedness existed immediately before such Sale and Leaseback Transaction) of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction to investment (whether for acquisition, improvement, repair, alteration or construction costs) in another Principal Property within one year prior or subsequent to such sale or transfer;

(iii) such Sale and Leaseback Transaction was entered into by an entity prior to the date on which such entity became a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such entity becoming a Restricted Subsidiary; or

(iv) such Sale and Leaseback Transaction was entered into by an entity prior to the time such entity was merged or consolidated with the Company or a Restricted Subsidiary or prior to the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition.

Section 9. Removal of Trustee. In addition to the terms set forth in Section 8.10 of the Original Indenture, the Trustee may be removed by the Company at any time by filing with the Trustee so removed an instrument or instruments in writing, appointing a successor; provided that no such removal may be made by the Company if an Event of Default has occurred and is continuing hereunder. Such removal shall take effect only upon the appointment of, and acceptance of such appointment by, a successor Trustee. Promptly upon delivery of such instrument or instruments, the Company shall give, or cause to be given, notice thereof to the Holders of the Notes.

Section 10. Miscellaneous. The provisions of this Sixth Supplemental Indenture are intended to modify or supplement those of the Indenture as in effect immediately prior to the execution and delivery hereof. The Indenture shall remain in full force and effect except to the extent that the provisions of the Indenture are expressly modified by the terms of this Sixth Supplemental Indenture.

Section 11. Governing Law. This Sixth Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Section 12. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or of the Notes other than with respect to the Trustee’s authentication and execution. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 13. Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; and all such counterparts shall together constitute but one and the same instrument.

Section 14. Facsimile Agreement. The Trustee agrees to accept and act upon instructions or directions pursuant to this Sixth Supplemental Indenture sent by unsecured email, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing Persons designated to give such instructions or directions and containing specimen signatures of such designated Persons, which such incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from the listing. If the Company elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising, directly or indirectly, from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 15. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17. Consequential Damages. In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

[signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and delivered, all as of the day and year above written.

NUCOR CORPORATION

	By:	/s/ Stephen D. Laxton
Name: Stephen D. Laxton
Attest:		Title: Chief Financial Officer and Executive Vice President

By:	/s/ A. Rae Eagle
Name: A. Rae Eagle
Title: Corporate Secretary

Signature Page to Sixth Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and delivered, all as of the day and year above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Allison Lancaster-Poole
Name: Allison Lancaster-Poole
Title: Vice President

Signature Page to Sixth Supplemental Indenture

Exhibit A

FORM OF GLOBAL NOTE DUE 2030

[FACE OF THE NOTE]

THIS SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE) MAY BE REGISTERED EXCEPT IN SUCH SPECIFIED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NUCOR CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Nucor Corporation

4.650% Notes due 2030

N-	CUSIP 670346 AZ8

$

Issue Date:

NUCOR CORPORATION, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of ________________ Dollars ($_______ ) on June 1, 2030. The 4.650% Notes due 2030 are herein referred to as the “Notes”.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2025.

Record Dates: May 15 and November 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

Date:	NUCOR CORPORATION,
as Issuer

By:
Name:
Title:

Trustee’s Certificate of Authentication

This 4.650% Note due 2030 is one of the Series of Debt Securities referred to in the within-mentioned Indenture.

Date:	U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

NUCOR CORPORATION

4.650% Notes due 2030

Principal and Interest. The Company will pay the outstanding principal of this Note on June 1, 2030.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date indicated on the face of this Note (each, an “Interest Payment Date”), as set forth below, at the rate per annum shown above.

Interest will be payable semi-annually in arrears on each Interest Payment Date, commencing December 1, 2025.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 5, 2025; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a regular Record Date as indicated on the face of this Note (each, a “Record Date”) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Company shall pay interest on overdue principal and premium and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Notes.

Method of Payment. The Company will pay interest (except as provided pursuant to Article Seven of the Indenture (as defined below) with respect to defaulted interest and interest) on the principal amount of the Notes as provided above on each June 1 and December 1 to the Persons who are Holders (as reflected in the Debt Security register at the close of business on the May 15 and November 15 next preceding the applicable Interest Payment Date), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date. On and after the redemption or repurchase of any of the Notes by the Company, interest, if any, shall cease to accrue on the Notes, or portion thereof, subject to redemption or repurchase. With respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to the paying agent with respect to the Notes (a “Paying Agent”) on or after June 1, 2030.

Principal of and premium, if any, and interest on the Notes initially will be payable in accordance with the procedures of DTC and its participants in effect from time to time. The Notes will be exchangeable and transfers of the Notes will be registrable, subject to the limitations provided in the Indenture, at the principal corporate trust office of the Trustee (as defined below).

If any Interest Payment Date, stated maturity date or earlier redemption date falls on a Saturday, a Sunday or a day on which banking institutions are authorized by law to close, then the required payment of principal of and premium, if any, and interest may be made on the next succeeding day not a Saturday, a Sunday or a day on which banking institutions are authorized by law to close, as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, stated maturity date or earlier redemption date, as the case may be.

All payments made in respect of the Notes are to be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Paying Agent and Registrar. Initially, the Trustee will act as authenticating agent, Paying Agent and registrar (the “Registrar”) with respect to the Notes. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

Indenture; Limitations. The Company issued the Notes under an Indenture, dated as of August 19, 2014 (the “Original Indenture”), as amended or supplemented by a First Supplemental Indenture, dated as of April 26, 2018 (the “First Supplemental Indenture”), as further amended or supplemented by a Second Supplemental Indenture, dated as of May 22, 2020 (the “Second Supplemental Indenture”), as further amended or supplemented by a Third Supplemental Indenture, dated as of December 7, 2020 (the “Third Supplemental Indenture”), as further amended or supplemented by a Fourth Supplemental Indenture, dated as of March 11, 2022 (the “Fourth Supplemental Indenture”), as further amended or supplemented by a Fifth Supplemental Indenture, dated as of May 23, 2022 (the “Fifth Supplemental Indenture”) and as further amended or supplemented by a Sixth Supplemental Indenture, dated as of March 5, 2025 (the “Sixth Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), in each case, between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. Reference is made to the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for a full, complete and detailed statement of the purposes for which the Notes are issued, the terms on which the Notes are issued and the terms, provisions and conditions governing payment of the Notes and the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Trustee, the Paying Agent, the Registrar, the authenticating agent, Holders and the Company. The Holder of this Note, by acceptance of this Note, is deemed to have agreed and consented to the terms and provisions of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.

The Notes are senior unsecured obligations of the Company. This Note is not secured by any collateral, including assets of the Company or any of its Subsidiaries. The Sixth Supplemental Indenture establishes the original aggregate principal amount of the Notes at $500,000,000, all of which were issued by the Company on the Issue Date indicated on the face of this Note, and this Note shall represent the aggregate principal amount of such outstanding Notes from time to time endorsed thereon pursuant to the Indenture. The aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in the Sixth Supplemental Indenture.

Optional Redemption. The Notes are subject to redemption upon prior notice, in whole or in part, at any time or from time to time, at the option of the Company as set forth in the Sixth Supplemental Indenture.

Change of Control Offer to Purchase. Upon a Change of Control Triggering Event, the Company shall be required to make an offer to purchase the Notes on the terms set forth in the Sixth Supplemental Indenture.

Denominations; Transfer; Exchange. The Notes are in registered form, without interest coupons, in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof. The transfer or exchange of Notes may be registered and the Notes may be exchanged in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees and/or other governmental charges required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of fifteen (15) days before the day of the mailing of a notice of redemption of Notes selected for redemption.

As provided in the Indenture and subject to certain limitations therein set forth, the Notes will be issued only in registered form and initially will be represented by one or more Global Notes registered in the name of a nominee of DTC. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, the records maintained by DTC participants. Except for the limited circumstances described in the Indenture, owners of beneficial interests in the Notes will not be entitled to receive definitive Notes in registered, certificated form and will not be considered the Holders thereof.

The Company will provide for registration of transfers of the Notes through the Registrar, subject to the operations and procedures of DTC and its participants in effect from time to time, upon receipt of the information regarding the form of transfer and the status of the transferee to be provided on the Assignment Form attached hereto, along with such other opinions of counsel, certifications and/or other information satisfactory to the Company and the Trustee in connection with certain transfers.

Persons Deemed Owners. A Holder shall be treated as the owner of a Note for all purposes.

Unclaimed Money. If money for the payment of principal and premium, if any, or interest remains unclaimed for one year, the Trustee or the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Defeasance and Discharge Prior to Redemption or Maturity. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and, subject to Article Seven of the Indenture, any existing default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding; provided, however, that no supplemental indenture shall, without the consent of the Holders of all Debt Securities of such Series then outstanding, (i) change the fixed maturity (which term shall not include payments due pursuant to any sinking, purchase or analogous fund) of those Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption on or after the redemption date, without the consent of the Holder of each Debt Security so affected), or (ii) reduce the aforesaid percentage of Debt Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, clarify or cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder in any material respect.

Restrictive Covenants. The Indenture contains certain restrictive covenants with respect to the Notes.

Successor Persons. When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, as permitted by the Indenture, the predecessor Person will be released from those obligations.

Defaults and Remedies. The Indenture contains Events of Default with respect to the Notes. If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

Trustee Dealings with Company. Except as prohibited by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its affiliates and may otherwise deal with the Company or its affiliates as if it were not the Trustee.

No Recourse Against Others. No recourse for the payment of the principal of, premium (if any) or interest (if any) on the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. The waiver and release are a condition of, and part of the consideration for, the issuance of the Notes.

Authentication. This Note shall not be entitled to any right or benefit under the Indenture, or be valid, or become obligatory for any purpose, until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

Governing Law. The Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211, Attention: Corporate Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Soc. Sec. or Tax I.D. No.)

and irrevocably appoint ____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ___________________	Your Signature: __________________________________
(sign exactly as your name appears on the other side of the Note)

*

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

Exhibit B

FORM OF GLOBAL NOTE DUE 2035

[FACE OF THE NOTE]

THIS SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE) MAY BE REGISTERED EXCEPT IN SUCH SPECIFIED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NUCOR CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Nucor Corporation

5.100% Notes due 2035

N-	CUSIP 670346 BA2 $

Issue Date:

NUCOR CORPORATION, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of ________________ Dollars ($_______) on June 1, 2035. The 5.100% Notes due 2035 are herein referred to as the “Notes”.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2025.

Record Dates: May 15 and November 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

Date:		NUCOR CORPORATION,
as Issuer

By:
Name:
Title:

Trustee’s Certificate of Authentication

This 5.100% Note due 2035 is one of the Series of Debt Securities referred to in the within-mentioned Indenture.

Date:	U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

NUCOR CORPORATION

5.100% Notes due 2035

Principal and Interest. The Company will pay the outstanding principal of this Note on June 1, 2035.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date indicated on the face of this Note (each, an “Interest Payment Date”), as set forth below, at the rate per annum shown above.

Interest will be payable semi-annually in arrears on each Interest Payment Date, commencing December 1, 2025.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 5, 2025; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a regular Record Date as indicated on the face of this Note (each, a “Record Date”) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Company shall pay interest on overdue principal and premium and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Notes.

Method of Payment. The Company will pay interest (except as provided pursuant to Article Seven of the Indenture (as defined below) with respect to defaulted interest and interest) on the principal amount of the Notes as provided above on each June 1 and December 1 to the Persons who are Holders (as reflected in the Debt Security register at the close of business on the May 15 and November 15 next preceding the applicable Interest Payment Date), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date. On and after the redemption or repurchase of any of the Notes by the Company, interest, if any, shall cease to accrue on the Notes, or portion thereof, subject to redemption or repurchase. With respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to the paying agent with respect to the Notes (a “Paying Agent”) on or after June 1, 2035.

Principal of and premium, if any, and interest on the Notes initially will be payable in accordance with the procedures of DTC and its participants in effect from time to time. The Notes will be exchangeable and transfers of the Notes will be registrable, subject to the limitations provided in the Indenture, at the principal corporate trust office of the Trustee (as defined below).

If any Interest Payment Date, stated maturity date or earlier redemption date falls on a Saturday, a Sunday or a day on which banking institutions are authorized by law to close, then the required payment of principal of and premium, if any, and interest may be made on the next succeeding day not a Saturday, a Sunday or a day on which banking institutions are authorized by law to close, as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, stated maturity date or earlier redemption date, as the case may be.

All payments made in respect of the Notes are to be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Paying Agent and Registrar. Initially, the Trustee will act as authenticating agent, Paying Agent and registrar (the “Registrar”) with respect to the Notes. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

Indenture; Limitations. The Company issued the Notes under an Indenture, dated as of August 19, 2014 (the “Original Indenture”), as amended or supplemented by a First Supplemental Indenture, dated as of April 26, 2018 (the “First Supplemental Indenture”), as further amended or supplemented by a Second Supplemental Indenture, dated as of May 22, 2020 (the “Second Supplemental Indenture”), as further amended or supplemented by a Third Supplemental Indenture, dated as of December 7, 2020 (the “Third Supplemental Indenture”), as further amended or supplemented by a Fourth Supplemental Indenture, dated as of March 11, 2022 (the “Fourth Supplemental Indenture”), as further amended or supplemented by a Fifth Supplemental Indenture, dated as of May 23, 2022 (the “Fifth Supplemental Indenture”) and as further amended or supplemented by a Sixth Supplemental Indenture, dated as of March 5, 2025 (the “Sixth Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), in each case, between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. Reference is made to the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for a full, complete and detailed statement of the purposes for which the Notes are issued, the terms on which the Notes are issued and the terms, provisions and conditions governing payment of the Notes and the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Trustee, the Paying Agent, the Registrar, the authenticating agent, Holders and the Company. The Holder of this Note, by acceptance of this Note, is deemed to have agreed and consented to the terms and provisions of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.

The Notes are senior unsecured obligations of the Company. This Note is not secured by any collateral, including assets of the Company or any of its Subsidiaries. The Sixth Supplemental Indenture establishes the original aggregate principal amount of the Notes at $500,000,000, all of which were issued by the Company on the Issue Date indicated on the face of this Note, and this Note shall represent the aggregate principal amount of such outstanding Notes from time to time endorsed thereon pursuant to the Indenture. The aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in the Sixth Supplemental Indenture.

Optional Redemption. The Notes are subject to redemption upon prior notice, in whole or in part, at any time or from time to time, at the option of the Company as set forth in the Sixth Supplemental Indenture.

Change of Control Offer to Purchase. Upon a Change of Control Triggering Event, the Company shall be required to make an offer to purchase the Notes on the terms set forth in the Sixth Supplemental Indenture.

Denominations; Transfer; Exchange. The Notes are in registered form, without interest coupons, in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof. The transfer or exchange of Notes may be registered and the Notes may be exchanged in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees and/or other governmental charges required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of fifteen (15) days before the day of the mailing of a notice of redemption of Notes selected for redemption.

As provided in the Indenture and subject to certain limitations therein set forth, the Notes will be issued only in registered form and initially will be represented by one or more Global Notes registered in the name of a nominee of DTC. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, the records maintained by DTC participants. Except for the limited circumstances described in the Indenture, owners of beneficial interests in the Notes will not be entitled to receive definitive Notes in registered, certificated form and will not be considered the Holders thereof.

The Company will provide for registration of transfers of the Notes through the Registrar, subject to the operations and procedures of DTC and its participants in effect from time to time, upon receipt of the information regarding the form of transfer and the status of the transferee to be provided on the Assignment Form attached hereto, along with such other opinions of counsel, certifications and/or other information satisfactory to the Company and the Trustee in connection with certain transfers.

Persons Deemed Owners. A Holder shall be treated as the owner of a Note for all purposes.

Unclaimed Money. If money for the payment of principal and premium, if any, or interest remains unclaimed for one year, the Trustee or the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Defeasance and Discharge Prior to Redemption or Maturity. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and, subject to Article Seven of the Indenture, any existing default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding; provided, however, that no supplemental indenture shall, without the consent of the Holders of all Debt Securities of such Series then outstanding, (i) change the fixed maturity (which term shall not include payments due pursuant to any sinking, purchase or analogous fund) of those Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption on or after the redemption date, without the consent of the Holder of each Debt Security so affected), or (ii) reduce the aforesaid percentage of Debt Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, clarify or cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder in any material respect.

Restrictive Covenants. The Indenture contains certain restrictive covenants with respect to the Notes.

Successor Persons. When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, as permitted by the Indenture, the predecessor Person will be released from those obligations.

Defaults and Remedies. The Indenture contains Events of Default with respect to the Notes. If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

Trustee Dealings with Company. Except as prohibited by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its affiliates and may otherwise deal with the Company or its affiliates as if it were not the Trustee.

No Recourse Against Others. No recourse for the payment of the principal of, premium (if any) or interest (if any) on the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. The waiver and release are a condition of, and part of the consideration for, the issuance of the Notes.

Authentication. This Note shall not be entitled to any right or benefit under the Indenture, or be valid, or become obligatory for any purpose, until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

Governing Law. The Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211, Attention: Corporate Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Soc. Sec. or Tax I.D. No.)

and irrevocably appoint ____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ___________________	Your Signature: ______________________________
(sign exactly as your name appears on the other side of the Note)

*

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.